Exhibit 4.1.8
SUPPLEMENTAL INDENTURE NO. 8
Supplemental Indenture No. 8 (this “Supplemental Indenture”), dated as of March 29, 2024, among:
Deluxe Pictures LLC, a California limited liability company;
Entertainment One Film USA LLC, a Delaware limited liability company;
Entertainment One Reality Productions LLC, a California limited liability company;
Entertainment One Television USA LLC, a California limited liability company;
eOne Features (Development) LLC, a California limited liability company;
eOne Features LLC, a California limited liability company;
Foxburg Financing, LLC, a California limited liability company;
Foxburg Financing 2 LLC, a California limited liability company;
Foxburg Financing 3, LLC, a California limited liability company;
Foxburg Financing 4, LLC, a California limited liability company;
Renegade 83, LLC, a California limited liability company;
Blackfin Inc., a New York corporation;
Renegade Entertainment, LLC, a Delaware limited liability company;
Entertainment One Holdings USA Inc., a Delaware corporation; and
Earl Street Capital LLC, a Delaware limited liability company

(each a “Guaranteeing Subsidiary”), each a subsidiary of Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of Lions Gate Capital Holdings LLC, the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of April 1, 2021 (the “Indenture”) providing for the issuance of 5.500% Senior Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
5.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
6.    Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DELUXE PICTURES LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

ENTERTAINMENT ONE FILM USA LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

ENTERTAINMENT ONE REALITY PRODUCTIONS LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

ENTERTAINMENT ONE TELEVISION USA LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

EONE FEATURES (DEVELOPMENT) LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

EONE FEATURES LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary
[Signature Page to Supplemental Indenture No. 8 (LGCH 2021 Notes)]

FOXBURG FINANCING, LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

FOXBURG FINANCING 2 LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

FOXBURG FINANCING 3, LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

FOXBURG FINANCING 4, LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

RENEGADE 83, LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

BLACKFIN INC.

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

[Signature Page to Supplemental Indenture No. 8 (LGCH 2021 Notes)]

ENTERTAINMENT ONE HOLDINGS USA, INC.

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

EARL STREET CAPITAL LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: President and Secretary

RENEGADE ENTERTAINMENT, LLC

By: /s/ Adrian Kuzycz
                 Name: Adrian Kuzycz
                 Title: Executive Vice President and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:    /s/ Sebastian Hidalgo
    Name: Sebastian Hidalgo
    Title: Assistant Vice President

By:    /s/ Chris Niesz
    Name: Chris Niesz
    Title: Vice President

[Signature Page to Supplemental Indenture No. 8 (LGCH 2021 Notes)]